STOCK PURCHASE AND SALE AGREEMENT

     This STOCK PURCHASE AND SALE AGREEMENT is entered into as of the 22nd day of August, 2000, by and between EUGENE R. MALLETTE, (hereinafter "Seller") and ALPINE AIR EXPRESS, INC. (hereinafter "Buyer").

     A. Seller owns all of the issued and outstanding stock of C.L.B., a Utah corporation (the "Stock").

     B. Seller desires to sell to Buyer, and Buyer is willing to purchase from the Seller, all of Seller's interest in the Stock.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   PURCHASE AND SALE OF STOCK.

     1.1 Option to Purchase. Seller hereby grants to Buyer, for a period of two (2) years, an option to purchase the Stock on the terms and conditions set forth below. This option may be exercised at any time within two (2) years of the date hereof upon the provision of written notice by Buyer to Seller. The closing (the "Closing") to occur within thirty (30) days of the date such notice is transmitted to Seller via the United States Mail (the "Closing Date").

     1.2 Description of Stock. The Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, on the terms, conditions, and provisions herein contained, the Stock.

          (a) All of Seller's interest in all of the issued and outstanding stock of C.L.B., a Utah corporation.

     1.3 Purchase Price. The total purchase price which the Buyer shall pay for the Stock is Seventeen Million Dollars ($17,000,000.00), payable by the issuance of 5,000,000 shares of the Buyer's common stock to be issued to the Seller by Buyer, with an agreed value of $3.40 per share, which stock will be "restricted" pursuant to Rule 144, as adopted by the Securities and Exchange Commission, with the "holding period" to begin on the Closing Date.

     The Purchase Price, in the form of shares of Buyer's common stock, shall be paid as follows:

          (a) A number of shares of Buyer's "restricted" common stock with a value of Seventeen Million Dollars, calculated as set forth at paragraph 1.3, above, to be transferred to Seller on the Closing Date of the sale contemplated by this Agreement.

     2.   WARRANTIES.

     2.1 Seller's Warranties. The Seller represents and warrants to the Buyer as of the date hereof and as of the Closing Date as follows:

          (a) The Seller has all requisite power and authority to enter into this Agreement and to perform all of its obligations hereunder.

          (b) The Seller owns all of the issued and outstanding stock of C.L.B., a Utah corporation.

          (c) The Stock is not encumbered and is not subject to any liens, attachments or claims.

     2.2  Buyer's Warranties.

          (a)  Buyer is a corporation.

          (b) The Buyer has all requisite power and authority to enter into this Agreement and to perform all of its obligations hereunder.

          (c) The Buyer has duly authorized the execution, delivery, and performance of this Agreement, and no other approval or authorization is required by or on behalf of the Buyer.

          (d) This Agreement has been duly executed by the Buyer, and upon execution and delivery hereof by the Buyer, this Agreement will constitute a legal, valid, and binding obligation of the Buyer enforceable against Buyer, jointly and severally, in accordance with its terms.

          (e) Execution and performance of this Agreement will not violate any provisions of the Articles of Incorporation or By-Laws of Seller.

     3.   CLOSING.

     3.1 Closing. The Closing of the subject transaction shall be held at Salt Lake County, Utah, at the hour of 10:00 a.m. on a date within thirty (30) days of the date on which Buyer provides notice of its intent to exercise this option to purchase the Stock. The date on which the Closing actually takes place is the "Closing Date". At the Closing, the following shall occur, and all being considered as taking place simultaneously, and each party covenanting to perform or cause to be performed each such action to be performed on its part:

          (a) The Seller shall execute and deliver to the Buyer a Bill of Sale for the Stock which is the subject of this Agreement.

          (b) The Seller will take all reasonable and necessary actions to secure a transfer of the Stock on the books and records of C.L.B. to the Buyer.

          (c) Each party shall execute, acknowledge, and deliver such other documents and instruments and take such other action as the other party or its legal counsel may reasonably require in order to document and carry out the transactions contemplated in this Agreement.

          (d) The transfer of Seller's interest to Buyer in the Stock shall be deemed effective at such time as Closing of the subject transaction is complete.

     4.   DEFAULT AND REMEDIES.

     4.1 Buyer's Remedies on Default. In the event of a default by the Seller in the performance of its obligations hereunder, the Buyer shall give written notice to the Seller designating such default. The Seller shall have a period of ten (10) days following the effective date of said notice within which to correct the default of which the Seller has received notice. In the event that the Seller shall fail to correct such default within said ten (10) day period, the Buyer shall have the right, at its option: (i) if such default occurs prior to the Closing Date, to terminate this Agreement and all rights, duties, and obligations of the parties hereunder, by giving written notice thereof to the Seller; or (ii) if such default occurs before or after the Closing Date, by legal action to compel performance by the Seller of his obligations hereunder, or (iii) if such default occurs before or after Closing, to recover damages from Seller resulting from said default.

      4.2 Seller's Remedies on Default. In the event of a default by the Buyer in the performance of its obligations hereunder, the Seller shall give written notice to the Buyer designating such default. The Buyer shall have a period of ten (10) days following the effective date of said notice within which to correct the default of which the Buyer has received notice. In the event that the Buyer shall fail to correct such default within said ten (10) day period, the Seller shall have the right, at its option: (i) If such default occurs prior to the Closing Date, to terminate this Agreement and all rights, duties, and obligations of the parties hereunder, by giving written notice thereof to the Buyer; or (ii) if such default occurs before or after the Closing Date, by legal action to compel performance by the Buyer of its obligations hereunder.

      4.3 Exclusive Remedies. The rights and remedies of any of the parties hereto shall be exclusive, and no other remedies shall be available at law. Further, each of the parties confirms that damages at law may be an inadequate remedy for a breach of any provision hereof. The respective rights and obligations of the parties hereunder shall be enforceable by specific performance, injunction, or other equitable remedy. It is the intention by this provision to make clear the agreement of the parties that the respective rights and obligations of the parties are limited by this Agreement and shall be enforceable in equity as well as at law or otherwise.

      5.  GENERAL PROVISIONS.

     5.1 Commissions. The Seller represents and warrants to the Buyer, and the Buyer represents and warrants to the Seller, that no broker or finder has been engaged by the respective party in connection with this Agreement or any of the transactions contemplated by this Agreement, is in any way connected with this Agreement or any of such transactions, or is entitled to any fee or commission as a result of this Agreement or any of the transactions contemplated hereby. In the event of a claim for a broker's or finder's fee or commission in connection with this Agreement or any of the transactions contemplated hereby: The Buyer shall indemnify, save harmless and defend the Seller from and against such claims if it is based upon any statement, representation or agreement alleged to have been made by the Buyer; and the Seller shall indemnify, save harmless and defend the Buyer from and against such claim if it is based upon any statement, representation or agreement alleged to have been made by the Seller.

     5.2 Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be sufficient for all purposes if personally delivered or if sent by certified or registered U.S. mail, return receipt requested, postage prepaid, and addressed to the respective party at the address set forth below or at such other address as such party may hereafter designate by written notice to the other party as herein provided.

     To Seller:  C.L.B. Corporation
                 3450 Mike Jense Parkway
                 Provo, UT 84601

     To Buyer:   Alpine Air Express, Inc.
                 3450 Mike Jense Parkway
                 Provo, UT 84601

     If personally delivered, notices and other communications under this Agreement shall be deemed to have been given and received and shall be effective when personally delivered. If sent by mail in the form specified in this section, notices and other communications under this Agreement shall be deemed to have been given and received and shall be effective when deposited in the U.S. mail.

     5.3 Costs. The Seller and the Buyer each shall pay their own costs and expenses incurred in preparation and execution of and performance under this Agreement, except as otherwise expressly provided herein.

     5.4 Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the parties hereto, relative to the subject matter hereof. Any prior negotiations, correspondence, or understandings relative to the subject matter hereof shall be deemed to be merged in this Agreement and shall be of no further force or effect. This Agreement may not be amended or modified except in writing executed by both of the parties hereto.

     5.5 Interpretation. Whenever the context requires, the singular shall include the plural, the plural shall include the singular, the whole shall include any part thereof, any gender shall include both other genders, and the term "person" shall include an individual, partnership (general or limited), corporation, trust, limited liability company or other entity or association, or any combination thereof. The section headings contained in this Agreement are for purposes of reference only and shall not limit, expand, or otherwise affect the construction of any provision of this Agreement. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Time is of the essence. The provisions of this Agreement shall be construed both as covenants and conditions in the same manner as though the words importing such covenants and conditions were used in each separate provision hereof.

     5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

     5.7 No Waiver. Acceptance by either party of any performance less than required hereby shall not be deemed to be a waiver of the rights of such party to enforce all of the terms and conditions hereof. No waiver of any such right hereunder shall be binding unless reduced to writing and signed by the party to be charged therewith.

     5.8 Invalidity of Provision. If any provisions of this Agreement as applied to any party or to any circumstance shall be adjudged to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permitted by applicable law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated or the validity or enforceability of the Agreement as a whole.

     5.9 Survival. All representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing Date for a period of one (1) year, after which date they shall be of no further force of effect; provided, however, that this provision shall not affect the covenants and agreements contained in documents executed and delivered at the Closing.

     5.10 Attorneys' Fees. If any action is brought because of any breach of or to enforce or interpret any of the provisions of this Agreement, the party prevailing in such action shall be entitled to recover from the other party reasonable attorneys' fees and court costs incurred in connection with such action, the amount of which shall be fixed by the court and made a part of any judgment rendered.

     5.11 Advise of Independent Counsel. The parties hereto acknowledge that each of them have independently consulted with legal counsel concerning the rights and liabilities created by this Agreement and have been fully appraised concerning the same and enter into this Agreement with full knowledge of the legal consequences thereof. The parties hereto agree that this contract or any provision herein shall not be construed against either of the parties, for any reason whatsoever, including but not limited to on account of either party being the draftsman of any particular provision hereof.

     IN WITNESS WHEREOF, the Seller and the Buyer, have executed this Agreement as of the day and year first above written.

                                       SELLER:

                                       /s/  Eugene R. Mallette

                                       BUYER:

                                       ALPINE AIR EXPRESS, INC.

                                       By /s/ Eugene R. Mallette, President